Exhibit 99

Piper Jaffray Companies
Reports First Quarter 2018 Results
MINNEAPOLIS – April 27, 2018 – Piper Jaffray Companies (NYSE: PJC) today announced its results for the quarter ended March 31, 2018.
"Equity capital raising highlighted the quarter, led by our market-leading healthcare team," said Chad R. Abraham, chief executive officer. "Advisory continues to perform well, while market conditions were challenging for our municipal-related businesses."

	First Quarter 2018 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q1	vs.	vs.	Q1	vs.	vs.
	2018	Q4-17	Q1-17	2018	Q4-17	Q1-17
Net revenues	$169.1	-28.4%	-15.7%	$168.1	-28.6%	-14.5%
Net income	$10.6	N/M	-54.2%	$21.3	-22.8%	-22.4%
Earnings per diluted common share	$0.47	N/M	-64.1%	$1.38	-23.3%	-22.0%
(1) A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
N/M — Not meaningful

BUSINESS & FINANCIAL HIGHLIGHTS

•	We continue to execute on our strategy to remix the business in favor of advisory and other capital-lite activities, and our outlook remains constructive.

•	Revenues for the quarter were impacted by the following:

•	Capital raising — Equity financing revenues, driven by the strength of our healthcare franchise, represented our strongest quarter in the last three years.

•
Variability of advisory activity — Uneven distribution of the number and size of advisory transactions resulted in revenue fluctuations period over period. We evaluate the performance of our advisory services business over a longer time frame as reflected in LTM revenues of $425.8 million. We believe that our advisory business will continue to perform well in 2018 on the strength of our market position, investments and breadth of our platform.

•
Challenging municipal markets — Tax reform legislation adversely impacted our municipal underwriting and trading businesses. Historically high issuance late in 2017 gave way to historically low issuance in the first quarter of 2018. Trading activity also was muted. We expect the market to improve throughout the remainder of the year.

STRATEGIC UPDATES

•	Completed the formation of Piper Jaffray Finance, a middle-market debt underwriting platform.

•	Funded with $1.0 billion of equity capital commitments from a group of investors including Piper Jaffray.

•	Leverages our market-leading investment banking franchise to expand the range of debt solutions we provide to our advisory clients.

•	Encouraged by early product momentum.

TALENT

•	Added a senior research analyst in biotechnology to strengthen our competitive position in one of the most active market sectors.

•	Continued expansion of our diversified industrials group, which has grown 50% over the last two years to 12 MDs today.

CAPITAL RETURNED

•	Paid a quarterly dividend of $0.375 per share and a special dividend of $1.62 per share, totaling $30.6 million.

•	Declared a quarterly cash dividend of $0.375 per share to be paid to shareholders of record as of May 25, 2018.

SELECTED FINANCIAL DATA
U.S. GAAP Results and Commentary
We adopted new revenue recognition guidance effective as of January 1, 2018. As a result of adopting the new guidance, we now present deal expenses on a gross basis on the consolidated statements of operations, rather than the previous presentation of netting deal expenses within revenues. This change did not impact our pre-tax operating income, however the financial measures for the three months ended March 31, 2018 were impacted as follows:

•	Higher net revenues,

•	Decreased compensation ratio,

•	Higher non-compensation expenses,

•	Higher non-compensation ratio, and

•	Lower pre-tax operating margin.
See the “New Revenue Recognition Guidance” section on page 8 for additional information on the impact of adopting this new guidance.
The following table summarizes our results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
	2018	2017	2017	Sequential	Prior Year
Net revenues	$169,062	$236,082	$200,529	-28.4%	-15.7%
Compensation and benefits expenses	115,170	179,474	134,378	-35.8%	-14.3%
Non-compensation expenses	45,854	46,371	43,342	-1.1%	5.8%

Compensation ratio	68.1%	76.0%	67.0%
Non-compensation ratio	27.1%	19.6%	21.6%
Pre-tax operating margin	4.8%	4.3%	11.4%

Net income/(loss)	$10,603	$(46,074)	$20,275	N/M	-47.7%
Earnings/(loss) per diluted common share	$0.47	$(3.63)	$1.31	N/M	-64.1%
N/M — Not meaningful

•
The compensation ratio of 68.1% for the three months ended March 31, 2018 reflects the impact of presenting deal expenses on a gross basis, as required under new accounting guidance. This change resulted in a 210 bps decrease to the compensation ratio in the current quarter. See page 8 for additional information. The amount of acquisition-related compensation costs unfavorably impacted the compensation ratio on a year-over-year basis and favorably impacted the compensation ratio on a sequential basis.

•
Non-compensation expenses in the current quarter include $5.1 million of deal-related expenses, which increased the non-compensation ratio by 220 bps. This reflects the impact of presenting deal expenses on a gross basis, as discussed further on page 8.

•
Our first quarter results include a $5.0 million tax benefit related to restricted stock vesting at values greater than the grant price. The tax benefit increased earnings per diluted share by $0.39 in the first quarter of 2018.

•
Our GAAP net loss in the fourth quarter of 2017 was attributed to remeasuring our deferred tax assets arising from the enactment of the Tax Cuts and Jobs Act, which lowered the federal corporate tax rate to 21%. This resulted in a non-cash write-off of $54.2 million of our deferred tax assets in the sequential quarter.

Non-GAAP Results and Commentary
Throughout the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").
The non-GAAP financial measures include adjustments to exclude:
(1) revenues and expenses related to noncontrolling interests,
(2) amortization of intangible assets related to acquisitions,
(3) compensation and non-compensation expenses from acquisition-related agreements,
(4) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code, and
(5) the impact of the annual special cash dividend paid in the first quarter of 2018 resulting in an undistributed loss on diluted earnings per share.
Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
The following table summarizes our results on an adjusted, non-GAAP basis for the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
	2018	2017	2017	Sequential	Prior Year
Adjusted net revenues	$168,143	$235,643	$196,632	-28.6%	-14.5%
Adjusted compensation and benefits expenses	104,966	154,776	126,477	-32.2%	-17.0%
Adjusted non-compensation expenses	42,167	40,996	38,466	2.9%	9.6%

Adjusted compensation ratio	62.4%	65.7%	64.3%
Adjusted non-compensation ratio	25.1%	17.4%	19.6%
Adjusted pre-tax operating margin	12.5%	16.9%	16.1%

Adjusted net income	$21,322	$27,626	$27,481	-22.8%	-22.4%
Adjusted earnings per diluted common share	$1.38	$1.80	$1.77	-23.3%	-22.0%

•
The adjusted compensation ratio for the current quarter was reduced by 200 bps due to the change in presentation of deal expenses, as required under new accounting guidance. See page 8 for additional information. Our adjusted compensation ratio was higher in the sequential quarter as a result of changes in the retirement provisions of our performance share unit awards, which resulted in the recognition of additional compensation expense in the fourth quarter of 2017.

•
Adjusted non-compensation expenses in the current quarter include $5.1 million of deal-related expenses, which increased the non-compensation ratio by 230 bps, as a result of the change in presentation of deal expenses. Excluding these deal-related expenses, adjusted non-compensation expenses were $37.1 million, a decrease of 4% and 9% compared to the first and fourth quarters of 2017, respectively, reflecting our focus on cost management.

BUSINESS SEGMENT RESULTS
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.
U.S. GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
(Dollars in thousands)	2018	2017	2017	Sequential	Prior Year
Net revenues	$157,896	$224,389	$186,285	-29.6%	-15.2%
Operating expenses	$148,860	$213,637	$164,060	-30.3%	-9.3%
Pre-tax operating income	$9,036	$10,752	$22,225	-16.0%	-59.3%
Pre-tax operating margin	5.7%	4.8%	11.9%

•
Advisory services revenues were $75.3 million, a decrease of 19% compared to the first quarter of 2017, due to lower revenue per transaction. Revenues in the current quarter declined 32% sequentially as we completed fewer engagements. The uneven distribution of the number and size of deals results in revenue fluctuations period over period. In addition, the number of advisory transactions in the market declined compared to the year-ago period. We believe that our advisory services business will perform well in 2018 on the strength of our market position, long-term investments and diversity in our practice.

•
Equity financing revenues of $37.6 million increased 61% and 31% compared to the year-ago period and the sequential quarter, respectively. Despite large swings in volatility in the first quarter of 2018, market conditions were reasonably constructive for equity capital raising. We outperformed our target market where the overall fee pool was down compared to both of the prior periods due to our strength in biotech. The number of deals in which we were book runner increased 13% and 21% compared to the first and fourth quarters of 2017, respectively.

•
Debt financing revenues were $7.7 million, down 53% and 77% compared to the first and fourth quarters of 2017, respectively, driven by a significant decline in municipal market issuance volume and activity. The decline in the current quarter primarily resulted from record municipal issuance volume in the fourth quarter of 2017 as issuers accelerated financings before the implementation of federal tax law changes in 2018. We expect market activity and our performance to increase as the year progresses.

•
Equity institutional brokerage revenues of $18.0 million decreased 10% and 20% compared to the year-ago period and the sequential quarter, respectively, due to lower client trading volumes. Although equity volatility increased during the quarter, a large percentage of the trading flow resulting from the volatility was centered in passive management vehicles where we do not compete.

•
Fixed income institutional brokerage revenues were $16.3 million, down 30% and 38% compared to the first and fourth quarters of 2017, respectively. Industry returns for municipal bonds in the first quarter of 2018 were the worst in nearly a decade, resulting in a decline in value of municipal securities. Also, customer demand was muted due to the impact of tax reform on the municipal asset class. As we have a significant presence in the municipal market, this negatively impacted our trading results, which reduced our revenues. In addition, we recorded higher trading gains in the fourth quarter of 2017 as we took advantage of trading opportunities in the municipal market created by volatility stemming from record new issuance volume. During the current quarter, we shifted our focus to minimizing risk and reducing inventories.

•
Investment income, which includes realized and unrealized gains and losses on investments (including amounts attributable to noncontrolling interests) in our merchant banking, energy and senior living funds, and other firm investments, was $3.3 million for the quarter, compared to $10.5 million and $2.5 million in the year-ago period and the sequential quarter, respectively. We recorded higher gains on our merchant banking portfolio in the first quarter of 2017.

•
Operating expenses for the first quarter of 2018 were $148.9 million, down 9% and 30% compared to the first and fourth quarters of 2017, respectively, due primarily to lower compensation expenses arising from decreased revenues.

•
Segment pre-tax operating margin was 5.7% compared to 11.9% in the year-ago period and 4.8% in the fourth quarter of 2017. Pre-tax operating margin decreased compared to the first quarter of 2017 due to lower net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a U.S. GAAP basis for the periods presented:

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
(Dollars in thousands, except AUM)	2018	2017	2017	Sequential	Prior Year
Net revenues	$11,166	$11,693	$14,244	-4.5%	-21.6%
Operating expenses	$12,164	$12,208	$13,660	-0.4%	-11.0%
Pre-tax operating income/(loss)	$(998)	$(515)	$584	N/M	N/M
Pre-tax operating margin	-8.9%	-4.4%	4.1%

Assets under management (in millions)	$6,877	$7,346	$8,762	-6.4%	-21.5%
N/M — Not meaningful

•
AUM was $6.9 billion at the end of the first quarter of 2018, compared to $8.8 billion in the year-ago period and $7.3 billion at the end of the fourth quarter of 2017. The decline in AUM sequentially was attributable to net market depreciation in our MLP product offerings. Net client flows were flat for the quarter.

•	Management and performance fees of $11.2 million decreased 20% compared to the year-ago period due to lower management fees from both our MLP and equity strategies from lower average AUM.

•	Operating expenses for the current quarter were $12.2 million, down 11% compared to $13.7 million for the year-ago period as we recorded lower compensation expenses due to decreased revenues.

•	Segment pre-tax operating margin was a negative 8.9% in the current period due to reduced revenues.

Non-GAAP Results and Commentary
Capital Markets
The following table summarizes our Capital Markets business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
(Dollars in thousands)	2018	2017	2017	Sequential	Prior Year
Adjusted net revenues	$156,977	$223,950	$182,388	-29.9%	-13.9%
Adjusted operating expenses	$136,370	$184,953	$152,561	-26.3%	-10.6%
Adjusted pre-tax operating income	$20,607	$38,997	$29,827	-47.2%	-30.9%
Adjusted pre-tax operating margin	13.1%	17.4%	16.4%
The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for net revenues on a U.S. GAAP basis.

•
Adjusted operating expenses for the first quarter of 2018 were $136.4 million, down 11% and 26% compared to the first and fourth quarters of 2017, respectively. The decrease compared to both of the prior periods was driven by lower compensation expenses as a result of decreased revenues.

•
Adjusted segment pre-tax operating margin was 13.1% in the first quarter of 2018 compared to 16.4% in the year-ago period and 17.4% in the fourth quarter of 2017. Adjusted segment pre-tax operating margin decreased compared to both of the prior periods due to lower net revenues.

Asset Management
The following table summarizes our Asset Management business segment results on a non-GAAP basis for the periods presented:

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	% Change vs.
(Dollars in thousands)	2018	2017	2017	Sequential	Prior Year
Adjusted net revenues	$11,166	$11,693	$14,244	-4.5%	-21.6%
Adjusted operating expenses	$10,763	$10,819	$12,382	-0.5%	-13.1%
Adjusted pre-tax operating income	$403	$874	$1,862	-53.9%	-78.4%
Adjusted pre-tax operating margin	3.6%	7.5%	13.1%
The variance explanations for adjusted operating expenses and adjusted operating margin on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The difference between our operating expenses on a U.S. GAAP basis and our adjusted operating expenses on a non-GAAP basis is due to intangible asset amortization. See the discussion above on AUM.

TAXES
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, reduced the corporate federal rate from 35% to 21% effective as of January 1, 2018. Our non-GAAP effective tax rate can vary from quarter to quarter based upon results, but is estimated to be between 24% and 26% on an annual basis. In the fourth quarter of 2017, the new tax law resulted in a one-time non-cash write-off of $54.2 million as we remeasured our deferred tax assets based on the lower enacted federal rate.
For the three months ended March 31, 2018, we recorded a tax benefit of $5.0 million related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate of 22.3% was below our estimated range due to the impact of tax-exempt interest income representing a larger proportion of our pre-tax income.

CAPITAL
Share Grants and Repurchases
In the first quarter of 2018, we granted $24.0 million, or approximately 267,000 shares, of restricted stock to our employees as part of their 2017 earned compensation at a weighted average grant date fair value of $90.00 per share.
We purchase shares of common stock from restricted stock award recipients upon the award vesting as recipients sell shares to meet their employment tax obligations. During the first quarter of 2018, we repurchased $16.8 million, or approximately 188,000 shares of our common stock for this purpose.

Dividends
In the fourth quarter of 2017, our Board of Directors approved a new dividend policy intended to return between approximately 30% and 50% of the company's adjusted net income from the previous fiscal year to shareholders. This policy included the addition of an annual special cash dividend, payable in the first quarter of each year.
In the first quarter of 2018, we paid a special cash dividend on the company's common stock of $1.62 per share. Including this special cash dividend, and the regular quarterly dividends paid during 2017 totaling $1.25 per share, we returned approximately 40% of our fiscal year 2017 adjusted net income to shareholders. We also paid a quarterly dividend on the company's common stock of $0.375 per share during the quarter. Both the special dividend and quarterly dividend were paid on March 15, 2018 to shareholders of record as of the close of business on February 26, 2018.
Our Board of Directors has declared a quarterly cash dividend on the company's common stock of $0.375 per share to be paid on June 15, 2018, to shareholders of record as of the close of business on May 25, 2018.

NEW REVENUE RECOGNITION GUIDANCE
We adopted the new revenue recognition guidance effective as of January 1, 2018 under the modified retrospective method. The cumulative effect that we recognized upon adoption was a decrease to retained earnings of $3.6 million, net of tax. The new guidance is applied prospectively in our consolidated financial statements from January 1, 2018 and reported financial information for historical comparable periods has not been revised. Our previous methods of recognizing investment banking revenues were not significantly impacted by the new guidance.
The previous broker dealer industry treatment of netting deal expenses with investment banking revenues was superseded under the new guidance. As a result, we now present deal expenses on a gross basis on the consolidated statements of operations, rather than the previous presentation of netting deal expenses incurred for completed investment banking deals within revenues. Deal-related expenses are now reported separately on the consolidated statements of operations. For the three months ended March 31, 2018, we reported higher investment banking revenues and higher non-compensation expenses of $5.1 million, respectively. This change did not impact net income.
The following table reflects financial measures adjusted for the impact of the change in presentation related to investment banking deal expenses (a non-GAAP measure) for the three months ended March 31, 2018, compared to the amounts reported for the three months ended December 31, 2017 and March 31, 2017, respectively.

	Three Months Ended			Three Months Ended
				Non-GAAP
	Adjusted (1)	U.S. GAAP	U.S. GAAP	Adjusted (1)	Non-GAAP	Non-GAAP
	Mar. 31,	Dec. 31,	Mar. 31,	Mar. 31,	Dec. 31,	Mar. 31,
(Dollars in thousands)	2018	2017	2017	2018	2017	2017
Net revenues	164,011	$236,082	$200,529	163,092	$235,643	$196,632
Compensation ratio	70.2%	76.0%	67.0%	64.4%	65.7%	64.3%
Non-compensation ratio	24.9%	19.6%	21.6%	22.8%	17.4%	19.6%
Pre-tax operating margin	4.9%	4.3%	11.4%	12.9%	16.9%	16.1%
(1) The financial measures for the three months ended March 31, 2018 have been adjusted to exclude the impact of the change in presentation related to investment banking deal expenses. These financial measures are considered non-GAAP measures. Management believes that presenting results and measures on this adjusted basis provides the most meaningful basis for comparison to prior periods. The following table is a reconciliation of the respective U.S. GAAP financial measures to the adjusted financial measures:

	Three Months Ended			Three Months Ended
	March 31, 2018			March 31, 2018
		Deal-related			Deal-related
	U.S.	Expense		Non-	Expense	Non-GAAP
(Dollars in thousands)	GAAP	Adjustment	(1) Adjusted	GAAP	Adjustment	Adjusted (1)
Net revenues	$169,062	$(5,051)	$164,011	$168,143	$(5,051)	$163,092
Non-compensation expenses	45,854	(5,051)	40,803	42,167	(5,051)	37,116

ADDITIONAL INFORMATION

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2018	2017	2017
Human Capital
Full time employees	1,259	1,266	1,277
Investment banking managing directors	86	84	86

Business Line Statistics
Advisory transactions
# of transactions	36	45	29
Aggregate deal value (in billions)	$5.2	$6.5	$8.4
Equity financings
# of transactions	25	24	27
Capital raised (in billions)	$4.5	$5.1	$6.2
Municipal negotiated issuances
# of transactions	53	188	123
Par value (in billions)	$1.3	$4.6	$3.4
Asset management
AUM (in billions)	$6.9	$7.3	$8.8

Shareholder Information
Common shareholders’ equity (in millions)	$688.0	$693.3	$778.2
# of common shares outstanding (in millions)	13.3	12.9	12.8
Return on average common shareholders’ equity – rolling 12 month *	-9.6%	-8.1%	-0.5%
Adjusted return on average common shareholders’ equity – rolling 12 month †	13.7%	14.2%	11.5%
Book value per share	$51.73	$53.70	$60.87
Tangible book value per share ‡	$44.06	$45.59	$42.90

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders' equity by common shares outstanding. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders' equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders' equity. The following is a reconciliation of shareholders' equity to tangible shareholders' equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Common shareholders’ equity	$687,992	$693,332	$778,165
Deduct: goodwill and identifiable intangible assets	102,074	104,689	229,630
Tangible common shareholders’ equity	$585,918	$588,643	$548,535

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Friday, April 27, 2018, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on or after April 27, 2018, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 3170279. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on April 27, 2018 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 3170279.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Investor Relations, Piper Jaffray
612 303-6336
thomas.g.smith@pjc.com

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for corporate advisory (i.e., M&A), public finance and capital markets transactions (including our performance in specific sectors and the outlook for future quarters), economic and market conditions (including the outlook for equity markets and the interest rate environment), the state of our equity and fixed income brokerage and asset management business (e.g., the impact of new European regulatory requirements), anticipated financial results generally (including expectations regarding our revenue levels, compensation ratio, compensation and benefits expense, effective tax rate, non-compensation expenses, operating margins, earnings per share, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including the diversification of our product platform and growth in corporate advisory and public finance), our remixing efforts for current product offerings, the payment of our quarterly and special dividends to our shareholders, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2017, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2018 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended				Percent Inc/(Dec)
	Mar. 31,		Dec. 31,	Mar. 31,	1Q '18	1Q '18
(Amounts in thousands, except per share data)	2018		2017	2017	vs. 4Q '17	vs. 1Q '17
Revenues:
Investment banking	$120,841		$172,577	$132,250	(30.0)%	(8.6)%
Institutional brokerage	27,645		43,480	39,136	(36.4)	(29.4)
Asset management	12,589		12,824	16,007	(1.8)	(21.4)
Interest	10,413		9,305	7,719	11.9	34.9
Investment income	2,912		2,596	10,375	12.2	(71.9)
Total revenues	174,400		240,782	205,487	(27.6)	(15.1)

Interest expense	5,338		4,700	4,958	13.6	7.7

Net revenues	169,062		236,082	200,529	(28.4)	(15.7)

Non-interest expenses:
Compensation and benefits	115,170		179,474	134,378	(35.8)	(14.3)
Outside services	8,939		10,400	10,328	(14.0)	(13.4)
Occupancy and equipment	8,578		8,616	8,462	(0.4)	1.4
Communications	8,626		7,866	7,616	9.7	13.3
Marketing and business development	7,299		8,781	7,547	(16.9)	(3.3)
Deal-related expenses	5,051		—	—	N/M	N/M
Trade execution and clearance	2,163		2,302	1,811	(6.0)	19.4
Intangible asset amortization	2,615		3,934	3,822	(33.5)	(31.6)
Back office conversion costs	—		900	866	(100.0)	(100.0)
Other operating expenses	2,583		3,572	2,890	(27.7)	(10.6)
Total non-interest expenses	161,024		225,845	177,720	(28.7)	(9.4)

Income before income tax expense/(benefit)	8,038		10,237	22,809	(21.5)	(64.8)

Income tax expense/(benefit)	(2,581)		57,141	(395)	N/M	N/M

Net income/(loss)	10,619		(46,904)	23,204	N/M	(54.2)

Net income/(loss) applicable to noncontrolling interests	16		(830)	2,929	N/M	(99.5)

Net income/(loss) applicable to Piper Jaffray Companies (a)	$10,603		$(46,074)	$20,275	N/M	(47.7)

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$6,435		$(46,771)	$16,828	N/M	(61.8)

Earnings/(loss) per common share
Basic	$0.47		$(3.63)	$1.33	N/M	(64.7)
Diluted (b)	$0.47		$(3.63)	$1.31	N/M	(64.1)

Dividends declared per common share	$2.00	(c)	$0.31	$0.31	545.2	545.2

Weighted average number of common shares outstanding
Basic	13,096		12,906	12,594	1.5%	4.0%
Diluted	13,382		13,075	12,922	2.3%	3.6%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include all of the Company’s unvested restricted shares.

(b)
Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss.

(c)	Includes the declaration of a special cash dividend of $1.62 per share and a quarterly dividend of $0.375 per share on the Company's common stock.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '18	1Q '18
(Dollars in thousands)	2018	2017	2017	vs. 4Q '17	vs. 1Q '17
Capital Markets
Investment banking
Advisory services	$75,329	$111,098	$92,882	(32.2)%	(18.9)%
Financing
Equities	37,642	28,767	23,382	30.9	61.0
Debt	7,686	33,368	16,408	(77.0)	(53.2)
Total investment banking	120,657	173,233	132,672	(30.3)	(9.1)

Institutional sales and trading
Equities	18,006	22,632	20,106	(20.4)	(10.4)
Fixed income	16,334	26,318	23,240	(37.9)	(29.7)
Total institutional sales and trading	34,340	48,950	43,346	(29.8)	(20.8)

Management and performance fees	1,388	1,394	1,997	(0.4)	(30.5)

Investment income	3,298	2,485	10,508	32.7	(68.6)

Long-term financing expenses	(1,787)	(1,673)	(2,238)	6.8	(20.2)

Net revenues	157,896	224,389	186,285	(29.6)	(15.2)

Operating expenses	148,860	213,637	164,060	(30.3)	(9.3)

Segment pre-tax operating income	$9,036	$10,752	$22,225	(16.0)%	(59.3)%

Segment pre-tax operating margin	5.7%	4.8%	11.9%

Asset Management
Management and performance fees
Management fees	$11,193	$11,430	$14,010	(2.1)%	(20.1)%
Performance fees	8	—	—	N/M	N/M
Total management and performance fees	11,201	11,430	14,010	(2.0)	(20.0)

Investment income/(loss)	(35)	263	234	N/M	N/M

Net revenues	11,166	11,693	14,244	(4.5)	(21.6)

Operating expenses	12,164	12,208	13,660	(0.4)	(11.0)

Segment pre-tax operating income/(loss)	$(998)	$(515)	$584	N/M	N/M

Segment pre-tax operating margin	(8.9)%	(4.4)%	4.1%

Total
Net revenues	$169,062	$236,082	$200,529	(28.4)%	(15.7)%

Operating expenses	161,024	225,845	177,720	(28.7)	(9.4)

Pre-tax operating income	$8,038	$10,237	$22,809	(21.5)	(64.8)

Pre-tax operating margin	4.8%	4.3%	11.4%
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '18	1Q '18
(Amounts in thousands, except per share data)	2018	2017	2017	vs. 4Q '17	vs. 1Q '17
Revenues:
Investment banking	$120,841	$172,577	$132,250	(30.0)%	(8.6)%
Institutional brokerage	27,645	43,480	39,136	(36.4)	(29.4)
Asset management	12,589	12,824	16,007	(1.8)	(21.4)
Interest	10,413	9,305	7,719	11.9	34.9
Investment income	1,993	2,157	6,478	(7.6)	(69.2)
Total revenues	173,481	240,343	201,590	(27.8)	(13.9)

Interest expense	5,338	4,700	4,958	13.6	7.7

Adjusted net revenues (2)	$168,143	$235,643	$196,632	(28.6)%	(14.5)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$104,966	$154,776	$126,477	(32.2)%	(17.0)%
Ratio of adjusted compensation and benefits to adjusted net revenues	62.4%	65.7%	64.3%

Adjusted non-compensation expenses (4)	$42,167	$40,996	$38,466	2.9%	9.6%
Ratio of adjusted non-compensation expenses to adjusted net revenues	25.1%	17.4%	19.6%

Adjusted income:
Adjusted income before adjusted income tax expense/(benefit) (5)	$21,010	$39,871	$31,689	(47.3)%	(33.7)%
Adjusted operating margin (6)	12.5%	16.9%	16.1%

Adjusted income tax expense/(benefit) (7)	(312)	12,245	4,208	N/M	N/M

Adjusted net income (8)	$21,322	$27,626	$27,481	(22.8)%	(22.4)%
Effective tax rate (9)	N/M	30.7%	13.3%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$18,442	$23,595	$22,815	(21.8)%	(19.2)%

Adjusted earnings per diluted common share	$1.38	$1.80	$1.77	(23.3)%	(22.0)%

Weighted average number of common shares outstanding
Diluted	13,382	13,075	12,922	2.3%	3.6%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '18	1Q '18
(Dollars in thousands)	2018	2017	2017	vs. 4Q '17	vs. 1Q '17
Capital Markets
Investment banking
Advisory services	$75,329	$111,098	$92,882	(32.2)%	(18.9)%
Financing
Equities	37,642	28,767	23,382	30.9	61.0
Debt	7,686	33,368	16,408	(77.0)	(53.2)
Total investment banking	120,657	173,233	132,672	(30.3)	(9.1)

Institutional sales and trading
Equities	18,006	22,632	20,106	(20.4)	(10.4)
Fixed income	16,334	26,318	23,240	(37.9)	(29.7)
Total institutional sales and trading	34,340	48,950	43,346	(29.8)	(20.8)

Management and performance fees	1,388	1,394	1,997	(0.4)	(30.5)

Investment income	2,379	2,046	6,611	16.3	(64.0)

Long-term financing expenses	(1,787)	(1,673)	(2,238)	6.8	(20.2)

Adjusted net revenues (2)	156,977	223,950	182,388	(29.9)	(13.9)

Adjusted operating expenses (12)	136,370	184,953	152,561	(26.3)	(10.6)

Adjusted segment pre-tax operating income	$20,607	$38,997	$29,827	(47.2)%	(30.9)%

Adjusted segment pre-tax operating margin (6)	13.1%	17.4%	16.4%

Asset Management
Management and performance fees
Management fees	$11,193	$11,430	$14,010	(2.1)%	(20.1)%
Performance fees	8	—	—	N/M	N/M
Total management and performance fees	11,201	11,430	14,010	(2.0)	(20.0)

Investment income/(loss)	(35)	263	234	N/M	N/M

Net revenues	11,166	11,693	14,244	(4.5)	(21.6)

Adjusted operating expenses (13)	10,763	10,819	12,382	(0.5)	(13.1)

Adjusted segment pre-tax operating income (13)	$403	$874	$1,862	(53.9)%	(78.4)%

Adjusted segment pre-tax operating margin (6)	3.6%	7.5%	13.1%

Total
Adjusted net revenues (2)	$168,143	$235,643	$196,632	(28.6)%	(14.5)%

Adjusted operating expenses (12)	147,133	195,772	164,943	(24.8)	(10.8)

Adjusted pre-tax operating income (5)	$21,010	$39,871	$31,689	(47.3)%	(33.7)%

Adjusted pre-tax operating margin (6)	12.5%	16.9%	16.1%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2018	2017	2017
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$169,062	$236,082	$200,529
Adjustments:
Revenue related to noncontrolling interests (11)	(919)	(439)	(3,897)
Adjusted net revenues	$168,143	$235,643	$196,632

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$115,170	$179,474	$134,378
Adjustments:
Compensation from acquisition-related agreements	(10,204)	(24,698)	(7,901)
Adjusted compensation and benefits	$104,966	$154,776	$126,477

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$45,854	$46,371	$43,342
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(903)	(1,269)	(968)
Amortization of intangible assets related to acquisitions	(2,615)	(3,934)	(3,822)
Non-compensation expenses from acquisition-related agreements	(169)	(172)	(86)
Adjusted non-compensation expenses	$42,167	$40,996	$38,466

Income before income tax expense/(benefit):
Income before income tax expense/(benefit) – U.S. GAAP basis	$8,038	$10,237	$22,809
Adjustments:
Revenue related to noncontrolling interests (11)	(919)	(439)	(3,897)
Expenses related to noncontrolling interests (11)	903	1,269	968
Compensation from acquisition-related agreements	10,204	24,698	7,901
Amortization of intangible assets related to acquisitions	2,615	3,934	3,822
Non-compensation expenses from acquisition-related agreements	169	172	86
Adjusted income before adjusted income tax expense/(benefit)	$21,010	$39,871	$31,689

Income tax expense/(benefit):
Income tax expense/(benefit) – U.S. GAAP basis	$(2,581)	$57,141	$(395)
Tax effect of adjustments:
Compensation from acquisition-related agreements	2,531	8,441	3,095
Goodwill impairment	—	(572)	—
Amortization of intangible assets related to acquisitions	648	1,442	1,475
Non-compensation expenses from acquisition related agreements	42	(53)	33
Impact of the Tax Cuts and Jobs Act legislation	(952)	(54,154)	—
Adjusted income tax expense/(benefit)	$(312)	$12,245	$4,208

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2018	2017	2017
Net income/(loss) applicable to Piper Jaffray Companies:
Income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$10,603	$(46,074)	$20,275
Adjustments:
Compensation from acquisition-related agreements	7,673	16,257	4,806
Goodwill impairment	—	572	—
Amortization of intangible assets related to acquisitions	1,967	2,492	2,347
Non-compensation expenses from acquisition-related agreements	127	225	53
Impact of the Tax Cuts and Jobs Act legislation	952	54,154	—
Adjusted net income	$21,322	$27,626	$27,481

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$6,435	$(46,771)	$16,828
Adjustment for undistributed loss allocated to participating shares (10)	2,736	7,420	—
	9,171	(39,351)	16,828
Adjustments:
Compensation from acquisition-related agreements	6,637	13,885	3,992
Goodwill impairment	—	489	—
Amortization of intangible assets related to acquisitions	1,701	2,128	1,950
Non-compensation expenses from acquisition-related agreements	110	192	45
Impact of the Tax Cuts and Jobs Act legislation	823	46,252	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$18,442	$23,595	$22,815

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$0.47	$(3.63)	$1.31
Adjustment for undistributed loss allocated to participating shares (10)	0.21	0.62	—
	0.68	(3.01)	1.31
Adjustments:
Compensation from acquisition-related agreements	0.50	1.06	0.31
Goodwill impairment	—	0.04	—
Amortization of intangible assets related to acquisitions	0.13	0.16	0.15
Non-compensation expenses from acquisition-related agreements	0.01	0.01	—
Impact of the Tax Cuts and Jobs Act legislation	0.06	3.54	—
Adjusted earnings per diluted common share	$1.38	$1.80	$1.77

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2018	2017	2017
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$157,896	$224,389	$186,285
Adjustments:
Revenue related to noncontrolling interests (11)	(919)	(439)	(3,897)
Adjusted net revenues	$156,977	$223,950	$182,388

Operating expenses:
Operating expenses – U.S. GAAP basis	$148,860	$213,637	$164,060
Adjustments:
Expenses related to noncontrolling interests (11)	(903)	(1,269)	(968)
Compensation from acquisition-related agreements	(10,204)	(24,698)	(7,901)
Amortization of intangible assets related to acquisitions	(1,214)	(2,545)	(2,544)
Non-compensation expenses from acquisition-related agreements	(169)	(172)	(86)
Adjusted operating expenses	$136,370	$184,953	$152,561

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$9,036	$10,752	$22,225
Adjustments:
Revenue related to noncontrolling interests (11)	(919)	(439)	(3,897)
Expenses related to noncontrolling interests (11)	903	1,269	968
Compensation from acquisition-related agreements	10,204	24,698	7,901
Amortization of intangible assets related to acquisitions	1,214	2,545	2,544
Non-compensation expenses from acquisition-related agreements	169	172	86
Adjusted segment pre-tax operating income	$20,607	$38,997	$29,827

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$12,164	$12,208	$13,660
Adjustments:
Amortization of intangible assets related to acquisitions	(1,401)	(1,389)	(1,278)
Adjusted operating expenses	$10,763	$10,819	$12,382

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$(998)	$(515)	$584
Adjustments:
Amortization of intangible assets related to acquisitions	1,401	1,389	1,278
Adjusted segment pre-tax operating income	$403	$874	$1,862

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense/(benefit) as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions, (c) goodwill impairment charges, (d) the impact of the enactment of the Tax Cuts and Jobs Act and (e) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense/(benefit) and the denominator of which is adjusted income before adjusted income tax expense/(benefit).

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which the special cash dividend exceeds adjusted net income resulting in an undistributed loss.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes amortization of intangible assets related to acquisitions.